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                                                                    EXHIBIT 99.1

                          DORAL FINANCIAL CORPORATION



FOR IMMEDIATE RELEASE


August 31, 2000


Contact:
                  Mario S. Levis                  Richard F. Bonini
                  Executive Vice President        Senior Executive
                  and Treasurer                   Vice President
                  Tel: (787) 749-7108             Tel. (212) 329-3728


                          DORAL FINANCIAL CORPORATION
               CLOSES SALE OF 2,000,000 SHARES OF PREFERRED STOCK


     San Juan, Puerto Rico, August 31, 2000, Doral Financial Corporation (Nasdaq: DORL), today announced that it had closed the sale pursuant to an underwritten public offering of 2,000,000 shares of its 8.35% Noncumulative Monthly Income Preferred Stock, Series B (including 260,000 shares sold pursuant to an over-allotment option to the underwriters) through a group of underwriters led by PaineWebber Incorporated of Puerto Rico and Popular Securities, Inc. at a price to the public of $25.00 per share.

     The Company, a financial holding company, is the leading mortgage banker in Puerto Rico through Doral Mortgage Corporation and HF Mortgage Bankers; it is the parent of Doral Bank, Puerto Rico's fastest growing commercial bank, Doral Securities, a Puerto Rico based investment banking and brokerage firm and Doral Bank, New York, a federal savings bank based in New York City.